                                                                    EXHIBIT 10.1
                                                                    ------------


--------------------------------------------------------------------------------
                                 THIRD AMENDMENT
                                       TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
--------------------------------------------------------------------------------

     Third Amendment dated as of May 8, 2001 to the Fourth Amended and Restated Credit Agreement (the "Amendment"), by and among HPSC, INC., a Delaware corporation (the "Borrower"), AMERICAN COMMERCIAL FINANCE COMPANY, a Delaware corporation (the "Guarantor" or "ACFC"), FLEET NATIONAL BANK and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks"), Fleet National Bank as agent for the Banks (in such capacity, the "Agent"), and Fleet Securities, Inc. as arranger, amending certain provisions of the Fourth Amended and Restated Credit Agreement dated as of May 12, 2000 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Guarantor, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Borrower and the Banks have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SS.1.  AMENDMENTS TO THE CREDIT AGREEMENT.

     (a) Section 1.1 of the Credit Agreement is hereby amended by amending and restating in their entirety the following definitions:

     BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to ss.9.4(e), which is equal to the sum of the following:

          (i)    80% of Eligible Accounts Receivable; plus

          (ii) 50% of the Residual Value of Equipment, provided, that the amount included in the Borrowing Base pursuant to this clause
                 (ii) shall not exceed $2,000,000; minus

          (iii)  the Reserve Amount;

PROVIDED, HOWEVER, that (x) the net amount attributable to ACFC Receivables included in the Borrowing Base shall not comprise more than 50% of the Borrowing Base and (y) (A) the aggregate gross amount of Practice Receivables included as Eligible Accounts Receivable shall not exceed $30,000,000, (B) and the net amount attributable to Practice Receivables included in the Borrowing Base shall not comprise more than 50% of the Borrowing Base and (C) the aggregate gross amount of Progress Payment Notes included as Eligible Accounts Receivable shall not exceed $10,000,000. The Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrower, reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Agent determines that: (a) the dilution with respect of the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (b) the general creditworthiness of account debtors or other obligors of the Borrower has declined. In determining whether to reduce the lending formula, the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable or in establishing the Reserve Amount.

     RESERVE AMOUNT. $2,000,000, provided that the Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrower, revise the Reserve Amount (a) to reflect events, conditions, contingencies or risks which do or may have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries or (b) to reflect the belief of the Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower to the Agent or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect. The Reserve Amount may include, but is not limited to: payables based upon past due normal trade terms; taxes and other governmental charges, whether ad valorem, personal or real property or otherwise and whether or not the tax claims therefor may have priority over the Agent's security interest in any of the Collateral.

     REVOLVING CREDIT LOAN MATURITY DATE. May 6, 2002.

     TERM LOAN MATURITY DATE. May 2, 2003.

     (b) Section 1.1. of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical sequence:

     CONSOLIDATED TOTAL FUNDED DEBT. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, whether recourse or non-recourse, relating to (i) the borrowing of money or the obtaining of credit, including, without limitation, the issuance of notes or bonds, (ii) all sales under FASB 125 or 140 by the Borrower or any of its Subsidiaries of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (iii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iv) in respect of any Capitalized Leases, and (v) the maximum drawing amount of all letters of credit outstanding PLUS (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower or any of its Subsidiaries.

     CONSOLIDATED RECOURSE DEBT. With respect to the Borrower and its Subsidiaries the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated

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                                      -3-

basis, which is recourse to the Borrower or ACFC, including without limitation, Indebtedness under this Credit Agreement and under the Sales Agreements.

     (c) Clause (xii) of the definition of "Eligible Accounts Receivable" is hereby amended to read in its entirety as follows:

          (xii) that are not due from any single Customer if, after including such Accounts Receivable, the Borrowing Base will be comprised of more than $3,000,000 of Accounts Receivable owing from such Customer PROVIDED, HOWEVER that Practice Receivables and ACFC Receivables shall not be included when calculating this $3,000,000 Customer concentration limitation;

     (d) The definition of "Eligible Accounts Receivable" is further hereby amended by adding the following sentences to the end thereof:

     Furthermore, Eligible Accounts Receivable shall not include any Customer Receivable that has been rewritten more than twice. General criteria for Eligible Accounts Receivable may be established and revised from time to time by the Agent.

     (e) Clause (e) of the definition of "Interest Period" is hereby amended by inserting the words "Term Loan" before the words "Maturity Date" in both places where they appear in such clause.

     (f) Section 2.3.2 of the Credit Agreement is hereby amended by deleting the dollar amount "$125,000,000" and substituting in place thereof the dollar amount "$100,000,000".

     (g) Section 2.5 of the Credit Agreement is hereby amended by:

          (i) replacing the table therein in its entirety with the following table:

                                                                    Applicable             Applicable
                                         Applicable Base         Eurodollar Rate           Commitment
                                           Rate Margin               Margin                 Fee Rate
                  Debt Ratio               (Per Annum)             (Per Annum)             (Per Annum)
                  ----------               -----------           ---------------           -----------

          LEVEL I:  greater than or           1.25%                   2.75%                   0.75%
              equal to 7.00:1.00

             LEVEL II:  less than             1.00%                   2.50%                  0.625%
            7.00:1.00 and greater
          than or equal to 6.50:1.00

            LEVEL III:  less than             0.75%                   2.25%                   0.50%
                  6.50:1.00

          (ii)   inserting the following sentence after such table in ss.2.5(b):

               For purposes of determining the Debt Ratio in the above table for the fiscal quarters ending December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, the Newco Transaction Costs and the effects of FASB 133 shall be excluded from such calculation.

          (iii) inserting the following sentence at the end of the first sentence in ss.2.5(c):

               Notwithstanding the foregoing, the Applicable Margin and the Applicable Commitment Fee Rate payable during the period commencing on May 8, 2001 through June 1, 2001 shall be the Applicable Margin and the Applicable Commitment Fee Rate set forth in Level II above.

     (h) Section 4.3 of the Credit Agreement is hereby amended by changing the date "June 30, 2001" in the seventh line thereof to "June 30, 2002".

     (i) Section 9.4(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (e) within three (3) Business Days after the end of each calendar week, a Borrowing Base Report setting forth the Borrowing Base as at the end of such week;

     (j) Section 9.9.2 is hereby amended by deleting the dollar amount "$25,000" set forth in the final clause of such section and substituting in place thereof the dollar amount "$75,000" and adding the following sentence to the end thereof:

     Such collateral reports shall in any event be obtained at least once each calendar year and shall under normal circumstances be obtained three times each calendar year.

     (k) Section 10.1(m) of the Credit Agreement is hereby amended to read in its entirety as follows:

          (m) Indebtedness incurred by the Borrower pursuant to the Sale Agreements, PROVIDED THAT no Event of Default has occurred and is continuing at the time such Indebtedness is incurred and PROVIDED FURTHER that the sum of (i) aggregate outstanding principal amount of such Indebtedness of the Borrower under such Sale Agreements and (ii) other proceeds received by the Borrower under such Sale Agreements and not characterized as Indebtedness shall not exceed $35,000,000 at any time.

     (l) Section 10.3(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

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                                      -5-


          (e) Investments with respect to Indebtedness permitted by ss.10.1(j) so long as (i) such entities remain Subsidiaries of the Borrower, (ii) the aggregate amount of incremental Investments made by the Borrower and its subsidiaries in ACFC does not exceed $25,000,000 during the period of twelve consecutive months commencing on May 1, 2001 and does not exceed $15,000,000 thereafter;

     (m) Section 11.2 of the Credit Agreement is hereby amended by deleting the date "October 1, 1999" in the fifth line thereof and substituting therefor the dated "April 1, 2001".

     (n) Section 11.8 of the Credit Agreement is hereby deleted.

     (o) Section 11.10 of the Credit Agreement is hereby amended by replacing "50%" in the fourth line thereof with "25%".

     (p) Section 11 of the Credit Agreement is hereby amended by inserting the following new Sections 11.11 and 11.12 before the provision at the end thereof:

          11.11. CONSOLIDATED RECOURSE DEBT TO CONSOLIDATED TANGIBLE CAPITAL FUNDS. The Borrower will not permit at any time the ratio of (i) Consolidated Recourse Debt to (ii) Consolidated Tangible Capital Funds to be greater than 2.50:1.00.

          11.12. CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED TANGIBLE CAPITAL FUNDS. The Borrower will not permit at any time the ratio of (i) Consolidated Total Funded Debt to (ii) Consolidated Tangible Capital Funds to be greater than 13.5:1.00.

     (q) The provision at the end of SECTION 11 of the Credit Agreement is hereby amended to read in its entirety as follows:

     For purposes of determining compliance with (a) ss.11.1 for the fiscal quarters ending December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, (b) ss.11.2 for the fiscal quarters ending December 31, 2000 and March 31, 2001, and (c) ss.11.3 for the fiscal quarters ending December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001, the Newco Transaction Costs shall be excluded from such calculation. With respect to each such quarter, each compliance certificate delivered pursuant to SECTION 9.4(c) shall show the amounts and categories of adjustments necessary to exclude such Newco Transaction Costs from the relevant financial statements of the Borrower and its Subsidiaries in a manner satisfactory to the Agent. In addition, the effects of FASB 133 shall be excluded for purposes of determining compliance with each of the financial covenants contained in ss.11 of the Credit Agreement.

     SS.2. AMENDMENT TO SCHEDULE 1 TO CREDIT AGREEMENT. SCHEDULE 1 to the Credit Agreement is hereby replaced by the SCHEDULE 1 attached to this Amendment.

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                                      -6-

     SS.3. FEES. On the date of the closing of the Third Amendment (the "Third Amendment Closing Date"), the Borrower will pay to the Agent for the account of each Bank the amendment fee in the amount set forth below:

         Fleet National Bank                         $35,000.00

         KeyBank National Association                $18,500.00

         National Bank of Canada                     $10,000.00

         First Massachusetts Bank, N.A.              $10,000.00

         Citizens Bank                               $10,000.00

         TOTAL                                       $83,500.00

The Borrower shall pay to the Agent on the Third Amendment Closing Date certain fees as previously agreed to in writing by and between the Borrower and the Agent. The Borrower shall pay to the Agent annually in advance, for the Agent's own account, a non refundable Agent's fee in the amount previously agreed to in writing by and between the Borrower and the Agent.

     SS.4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective until the Agent receives (a) a counterpart of this Amendment, executed by the Borrower, the Guarantor and each of the Banks, (b) payment by the Borrower of the fees referred to ss.3 hereof, (c) an officer's certificate and a legal opinion of counsel to the Borrower, each in a form satisfactory to the Agent and (d) such other documents including without limitation, replacement Notes to reflect changes in Commitments and Commitment Percentages, if any, and uniform commercial code financing statements, as the Agent may request.

     SS.5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in
SECTION 8 of the Credit Agreement, and such representations and warranties remain true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, and to the extent that such representations and warranties relate expressly to an earlier date), PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and has been duly authorized by all necessary corporate action on the part of the Borrower.

     SS.6. TRANSITIONAL ARRANGEMENTS. Each of the "Loans" (as defined in the Credit Agreement) outstanding under the Credit Agreement on the date hereof shall, for all purposes of the Credit Agreement, continue to be Loans. Upon its receipt of any Notes to be delivered hereunder on the date hereof, each Bank receiving a Note will promptly return to the Borrower, marked "Canceled", the notes of the Borrower held by such Bank which are being replaced pursuant to this Amendment, if any. On the date hereof, each of the

Banks shall pay through the Agent to each of the other Banks such amounts, if any, as may be necessary so as to result in the outstanding amount of Loans made by each Bank being equal to such Bank's Commitment Percentage of the aggregate amount of Loans outstanding as of the date hereof. The Borrower and the Banks hereby agree that all amounts paid to any Bank by any other Bank in connection with interbank settlements with respect to Loans outstanding immediately prior to the date hereof shall be deemed to constitute Loans under the Credit Agreement.

     SS.7. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the Security Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     SS.8. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks.

     SS.9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     SS.10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

                                         HPSC, INC.

                                         By: /s/ Rene Lefebvre
                                            ------------------------------------
                                            Name:  Rene Lefebvre
                                            Title: VP. CFO


                                         FLEET NATIONAL BANK, individually and
                                         as Agent

                                         By: /s/ Katherine S. Steiger
                                            ------------------------------------
                                            Name:  Katherine S. Steiger
                                            Title: Vice President


                                         KEYBANK NATIONAL ASSOCIATION

                                         By: /s/ Eric S. Christensen
                                            ------------------------------------
                                            Name:  Eric S. Christensen
                                            Title: Vice President


                                         NATIONAL BANK OF CANADA

                                         By: /s/ A. Keith Broyles
                                            ------------------------------------
                                            Name: A. Keith Broyles
                                            Title: Vice President & Manager

                                          By: /s/ Peter F. Smith
                                            ------------------------------------
                                            Name:  Peter F. Smith
                                            Title: Vice President


                                          FIRST MASSACHUSETTS BANK, N.A.

                                          By: /s/ Jon R. Sundstrom
                                            ------------------------------------
                                            Name:  Jon R. Sundstrom
                                            Title: Senior Vice President


                                          CITIZENS BANK OF MASSACHUSETTS

                                          By: /s/ Luke G. Tsokanis
                                            ------------------------------------
                                            Name:  Luke G. Tsokanis
                                            Title: Vice President

                            RATIFICATION BY GUARANTOR

     The undersigned Guarantor hereby acknowledges and consents to the foregoing Amendment as of May 8, 2001 and agrees that the Guaranty dated as of June 23, 1994 from the undersigned in favor of the Agent and each of the Banks, as amended by Omnibus Amendment No. 4 to Security Documents, dated as of May 12, 2000, and each of the other Security Documents to which it is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

                                            AMERICAN COMMERCIAL
                                            FINANCE CORPORATION

                                         By: /s/ Rene Lefebvre
                                            ------------------------------------
                                            Name:  Rene Lefebvre
                                            Title: VP

                           FOURTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                   SCHEDULE 1
              Banks; Addresses; Commitments; Commitment Percentages

--------------------------------------------------------------------------------------------
           BANK'S NAME AND ADDRESS                         COMMITMENT            PERCENTAGE
--------------------------------------------------------------------------------------------
FLEET NATIONAL BANK                                        $35,000,000             41.92%
100 Federal Street
Boston, MA  02110
Attn:  Harvey H. Thayer, Jr.
Phone:  617-434-1996
Fax:  617-434-1574
--------------------------------------------------------------------------------------------

KEYBANK NATIONAL ASSOCIATION                               $18,500,000             22.16%
One Canal Plaza
Portland, ME 04101
Attn:  Eric Christensen
Phone:  207-874-7017
Fax:  207-874-7070
--------------------------------------------------------------------------------------------

NATIONAL BANK OF CANADA                                    $10,000,000             11.98%
One Federal Street
27th Floor
Boston, MA 02110
Attn:  Keith Broyls
Phone:  617-350-1745
Fax:  617-350-7677
--------------------------------------------------------------------------------------------

FIRST MASSACHUSETTS BANK N.A.                              $10,000,000             11.98%
7 New England Executive Park
Suite 700
Burlington, MA  01803
Attn:  Jon R. Sundstrom
PHFG Corporate Banking
Phone:  781-229-3901
Fax:  781-229-5663
--------------------------------------------------------------------------------------------

CITIZENS BANK OF MASSACHUSETTS
A MASSACHUSETTS BANK
28 State Street
Boston, MA  02109
Attn:  David Farwell
Phone:  617-725-5692
Fax:  617-725-5693
--------------------------------------------------------------------------------------------
               TOTAL                                       $83,500,000              100%
--------------------------------------------------------------------------------------------